Exhibit 10.1

AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED 2007 DIRECTOR PLAN

OF EXCO RESOURCES, INC.

This AMENDMENT NUMBER TWO TO THE AMENDED AND RESTATED 2007 DIRECTOR PLAN OF EXCO RESOURCES, INC. (this “Amendment”), dated as of May 22, 2014, is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated 2007 Director Plan of EXCO Resources, Inc. (the “Plan”).

RECITALS

WHEREAS, Section 9(b) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time by a resolution adopted by two-thirds of the Board; and

WHEREAS, the Board desires to amend the Plan to (i) remove the automatic annual grants of Options to Nonemployee Directors to purchase 5,000 Shares, and (ii) provide for the automatic annual grants of 5,000 shares of restricted stock to Nonemployee Directors.

NOW, THEREFORE, in accordance with Article 9 of the Plan, effective as of May 22, 2014, the Company hereby amends the Plan as follows:

1. Section 2 of the Plan is hereby amended by deleting the definition of “Option” in its entirety.

2. The Plan is hereby amended by deleting all references in the plan to the defined term “Option” and replacing such references with the defined term “Restricted Shares.”

3. Section 2 of the Plan is hereby amended by adding the following definition of “Restricted Shares”:

“Restricted Shares” means restricted Shares issued or transferred to a Director pursuant to Section 3(b) of this Plan which are subject to restrictions or limitations set forth in this Plan and the Incentive Plan (referred to as “Restricted Stock” under the terms of the Incentive Plan).

4. Section 3(b) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3(b):

(b) Restricted Shares. Restricted Shares described in Section 5 of this Director Plan shall be issued as pursuant to the Incentive Plan and shall be subject to all of the terms and provisions thereof. With respect to such Restricted Shares, if there is a conflict between the terms of this Director Plan and the Incentive Plan, the terms of the Incentive Plan shall be given effect and the conflicting provisions hereof shall be disregarded. If any Restricted Shares granted hereunder shall terminate, expire, or be canceled or surrendered, such Restricted Shares shall thereafter be available for Awards under Article V of the Incentive Plan.

5. Section 5 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5:

5. Automatic Grant of Restricted Shares.

(a) Automatic Annual Grant of Restricted Shares to Nonemployee Directors. Beginning in 2014 (and continuing annually thereafter), on the second trading day following the date of the press release containing the Company’s third quarter earnings, on a nondiscriminatory basis, each Nonemployee Director shall automatically be granted 5,000 Restricted Shares. The Restricted Shares described in this subparagraph (a) shall vest in full and become nonforfeitable on the first anniversary of the applicable date of grant.

(b) Modification of Vesting. The foregoing notwithstanding, no Restricted Shares subject to a Director’s grant of Restricted Shares shall vest in any fiscal year in which the Director attends less than seventy-five percent (75%) of the Board meetings held for that fiscal year; failure to attend the requisite number of meetings during a given fiscal year shall result in a forfeiture of the Restricted Shares that were eligible to vest in that year. In the event a Director ceases to serve as a Director for any reason, the unvested Restricted Shares shall be forfeited.

(c) Benefits Not Exclusive. Restricted Shares automatically granted to Directors pursuant to this Section 5 shall be in addition to the Director Fees or any other benefits with respect to the Director’s position with the Company or its Subsidiaries.

6. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name: William L. Boeing
Title: Vice President, General Counsel and Secretary

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